Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida  33772

(727) 471-0444 Telephone

(727) 471-0447 Facsimile

www.huntlawgrp.com

July 3, 2017

CAPAX, Inc.

7135 Collins Ave. No. 624

Miami Beach, FL 33141

Re: CAPAX, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as outside securities counsel to CAPAX, Inc., a Florida corporation (the “Company”), regarding the contemplated offering of 15,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of the Company that we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Shares in accordance with the manner described in the Prospectus; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

We also have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law.  This opinion letter is limited to the matters set forth herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

Based on and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and when delivered against payment for such Shares in accordance with the manner described in the Prospectus, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A common stock. We hereby consent to the prospectus discussion of this opinion, the reproduction of this opinion as an exhibit, and the use of our name under the heading

We express no opinion as to matters governed by the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Florida, including statutory provisions, all applicable provisions of the Florida Constitution and the Florida Business Corporations Act, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws. We undertake no, and hereby disclaim any, obligation to make any inquiry or update or supplement this opinion letter after the date hereof, or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to being named in the Registration Statement, to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

      Sincerely,

      Law Office of Clifford J. Hunt, P.A.